UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 16, 2020

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 16, 2020, American States Utility Services, Inc. (“ASUS”) announced to its employees the appointment of new hire Stuart Harrison to the position of Senior Vice President of ASUS effective July 20, 2020. ASUS is a wholly-owned subsidiary of American States Water Company (“AWR” or “the Company”). Prior to joining ASUS, Mr. Harrison served as Senior Vice President - Infrastructure & Engineering for Amentum, a leading contractor which provides its federal government customers with essential services in mission support and equipment sustainment, information technology, nuclear and environmental remediation, and threat mitigation, along with other services. Amentum was formerly a division of AECOM before being sold to a private equity firm and renamed Amentum. Mr. Harrison had worked for Amentum/AECOM since 2011. He is 59 years old.
In his new position, Mr. Harrison’s base salary will be $350,000 per year, with a signing bonus of $60,000. Mr. Harrison is required to repay this signing bonus if his employment with ASUS terminates prior to the completion of one year of service. He will be required to repay one-half of this signing bonus if his employment with ASUS terminates prior to completion of two years of service. He will also be entitled to short-term incentive compensation based on a target value of 45% of Mr. Harrison’s base salary so long as he remains employed by ASUS at the time of the payment of the bonus. Since seven months of the year will be elapsed by the time of his start date, Mr. Harrison will be paid a bonus of $65,625 for 2020. In addition, he will be granted time-vested restricted stock units in 2020 with a value of $58,333 payable at the rate of 33%, 33% and 34% at the end of the first, second and third year anniversaries of the date of the grant, respectively, pursuant to the terms of AWR’s 2016 Stock Incentive Plan.
There is no arrangement or understanding between Mr. Harrison and any other person pursuant to which he was appointed as Senior Vice President of ASUS. There is no family relationship between Mr. Harrison and any other executive officer, employee or director of the Company or any of its subsidiaries. There has been no transaction or any currently proposed transaction, involving the Company or any of its subsidiaries in which Mr. Harrison has a material interest or any other business relationship or transaction between the Company or any of its subsidiaries and Mr. Harrison involving an amount exceeding $120,000.
A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits
The following document is filed as an Exhibit to this report:

Exhibit No.	Description
Exhibit 99.1	Press Release dated July 16, 2020 in which American States Water Company Announces Appointment of Stuart Harrison to Senior Vice President of ASUS
Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY
July 16, 2020	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer